Exhibit 99.1

Scientific Games Announces Third Quarter 2011 Results

Revenue Increased 17% Excluding the Racing Business

Performance Driven by Growth Across Core Lottery and Gaming Businesses

NEW YORK, November 2, 2011 - Scientific Games Corporation (Nasdaq: SGMS) today announced results for the third quarter ended September 30, 2011.

Summary Financial Results
($ in millions, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
Revenue	$222.7	$221.1	$639.6	$670.4
Revenue excl. Racing Business	222.7	190.9	639.6	587.8
Operating income	21.4	21.7	64.6	69.8
Attributable EBITDA	81.7	75.0	247.2	237.2

Net (loss) / income	(4.1)	8.7	(4.0)	9.2
Net (loss) / income per share	$(0.04)	$0.09	$(0.04)	$0.10

Total capital expenditures	24.2	25.6	68.4	78.5
Free cash flow	30.8	14.5	84.3	64.8

Revenue excluding Racing Business, attributable EBITDA and free cash flow as used herein are non-GAAP financial measures defined below under “Non-GAAP Financial Measures” and reconciled to GAAP financial measures in the accompanying tables.

The results for the three and nine months ended September 30, 2011 reported in this press release include the results of operations of Barcrest Group Limited (“Barcrest”), which was acquired on September 23, 2011. Barcrest’s revenue for the period September 23, 2011 through September 30, 2011 was approximately $2.8 million.

The 2010 results reported in this press release include the results of operations of the Company’s racing and venue management businesses (the “Racing Business”), which was sold on October 5, 2010. See the financial tables at the end of this release for a reconciliation of both the Company’s results and the Diversified Gaming Group’s results to the respective results excluding the Racing Business for the 2010 periods.

Business Highlights

▪	Italian instant ticket retail sales increased 10.8% in the third quarter of 2011 versus the prior-year period
▪	China Sports Lottery instant ticket retail sales increased 24.1% in the third quarter of 2011 versus the prior-year period
▪	Global Draw’s U.K. total gross win and gross win per machine per day increased 65.4% and 5.9%, respectively, in the third quarter of 2011 versus the prior-year period
▪
Completed the acquisition of Barcrest, a leading supplier of gaming content and machines in Europe with approximately 5,300 gaming machines, expanding the Company’s total installed base to over 35,000 server-based terminals worldwide

▪
MDI’s internet-based players’ clubs and loyalty rewards programs continued to gain traction with lotteries; MDI launched an enhanced version of the Iowa Lottery’s VIP Club website and signed contracts with both the Tennessee Lottery and Missouri Lottery to provide internet-based player loyalty rewards programs

“Our global lottery and gaming operations performed very well this quarter, with mid-teens growth in revenue,” Chairman and Chief Executive Officer A. Lorne Weil commented. “We believe this reflects the investments we’ve made in the past year in our key growth initiatives.  We are especially pleased with these results in the face of a quarter that was marked by significant global economic uncertainty. The strength of our recession-resistant business model is borne out in challenging economic times like these, and the pipeline of new opportunities often expands as lotteries and other businesses seek new sources of revenue.”

Jeffrey S. Lipkin, Senior Vice President and Chief Financial Officer, added, "We have produced free cash flow of over $84 million year-to-date. Our recent credit agreement amendment has strengthened our balance sheet by extending our weighted average maturities to over five years. This positions us well to pursue additional growth opportunities while maintaining a stringent focus on enhancing return on invested capital."

Third Quarter 2011 Financial Results
Revenue was $222.7 million in the third quarter of 2011 compared to $221.1 million in the third quarter of 2010. The increase in revenue reflected growth in the Printed Products Group ($12.7 million) and Lottery Systems Group ($6.8 million), partially offset by a decline in the Diversified Gaming Group ($17.8 million) that was primarily the result of the sale of the Racing Business ($30.2 million). The Diversified Gaming Group benefited from the acquisition of Barcrest on September 23, 2011 and the inclusion of its revenue for eight days in the quarter ($2.8 million), which included product sales of $2.0 million. Excluding the results of the Racing Business in the third quarter of 2010, revenue in the third quarter of 2011 increased 16.7% versus the prior-year period, driven by growth across all three of the Company’s operating segments and the acquisition of Barcrest.

Operating income was $21.4 million in the third quarter of 2011 compared to operating income of $21.7 million in the prior-year period. This primarily reflected a higher and more profitable mix of revenue ($9.8 million) and the absence of a write-down related to the sale of the Racing Business that occurred in the third quarter of 2010 ($2.2 million), offset by higher selling, general and administrative expenses ($11.2 million), primarily due to $4.7 million of increased headcount, consultant and incentive compensation expense, $0.9 million of expense related to the Asia-Pacific incentive compensation plan, $3.9 million of increased transaction-related fees and a charge taken related to a potential customer claim, $0.7 million of increased stock-based compensation, a portion of which was attributable to the commencement of expensing of certain performance-conditioned equity awards, $0.9 million of increased expenses to support the expansion of the Global Draw business, $0.8 million of management transition costs, $0.7 million of expenses related to the recent credit agreement amendment and stock option exchange program, and $1.0 million related to foreign currency translation. The increase was partially offset by lower selling, general and administrative expenses due to the sale of the Racing Business ($3.1 million).

The Company’s share of EBITDA generated from equity investments improved to $22.8 million in the third quarter of 2011 from $15.0 million in the prior-year period, primarily due to higher EBITDA from the Company’s joint ventures in Italy and China and the inclusion of results from the Company’s equity interest in Sportech Plc. Attributable EBITDA was $81.7 million in the third quarter of 2011, compared to $75.0 million in the prior-year period.

Net loss in the third quarter of 2011 was $4.1 million, or $0.04 per share, compared to net income of $8.7 million, or $0.09 per share, in the prior-year period. In addition to the impact of the above-mentioned items, the decline in net income was attributable to higher interest expense ($1.7 million), an increase in debt extinguishment costs from the write-off of expenses in connection with the Company’s recent credit agreement amendment ($1.9 million), a change in other (income) expense ($4.7 million), primarily due to a gain on foreign currency hedging contracts in the third quarter of 2010 related to the Italian instant ticket concession tender ($3.2 million), along with an increase in foreign exchange transaction expense in the current year period ($1.1 million), and lower earnings from equity investments ($4.1 million).  The decline in earnings from equity investments was primarily due to the structure of Lotterie Nazionali S.r.l. (“LNS”), the Company’s joint venture that holds the concession for the Italian instant ticket lottery.  Beginning in the fourth quarter of 2010, the Company’s share of net earnings from Italy has been reported on an after-tax basis and reflects amortization of the upfront fee for the concession, which together reduced earnings from equity investments by $9.1 million in the third quarter of 2011 compared to the prior-year period. The Company also incurred $2.2 million in income tax expense, primarily attributable to its operations in foreign jurisdictions.

Net loss for the third quarter of 2011 was also impacted by the following items (which are adjustments to “consolidated EBITDA” under the Company’s credit agreement and reflected on a pre-tax basis in attributable EBITDA), presented below on an after-tax basis:
▪	write-off of debt-related costs of $4.2 million in connection with the Company’s recent credit agreement amendment,
▪	$3.0 million related to management transition expenses, transaction expenses and restructuring expenses,
▪	acquisition advisory fees of $1.6 million, primarily consisting of professional fees related to the acquisition of Barcrest,
▪	royalties and fees of $0.4 million related to Global Draw’s new technology platform,
▪	non-recurring write-offs under GAAP of $0.3 million, and
▪	stock-based compensation expense of $5.4 million.

By way of comparison, net income in the third quarter of 2010 was impacted by the following items (which are adjustments to “consolidated EBITDA” under the Company’s credit agreement and reflected on a pre-tax basis in attributable EBITDA), presented below on an after-tax basis:
▪	write-down of $1.4 million related to the sale of the Racing Business,
▪	write-off of debt-related costs of $1.4 million in connection with the Company’s debt refinancing,
▪	permitted add-backs of $0.5 million related to restructuring expenses,
▪	professional fees of $0.2 million related to the Italian instant ticket tender process,
▪	acquisition advisory fees of $0.1 million, and
▪	stock-based compensation expense of $3.0 million.

Printed Products Group
Printed Products Group revenue increased 11% from $117.0 million in the third quarter of 2010 to $129.6 million in the current year period.  The increase in instant ticket revenue resulted primarily from higher sales to U.S. customers ($7.3 million), due in part to higher instant ticket sales for the Illinois Lottery, which is now privately managed by the Company’s Northstar joint venture. Instant ticket revenue growth also reflected sales of higher price-point games in many states, and higher sales of licensed games by MDI, partially driven by the successful introduction of a multi-state licensed game in the second quarter of 2011. The Company also realized higher instant ticket revenue from sales to international customers ($0.9 million) and favorable foreign currency translation ($2.5 million).  Sales revenue in the third quarter of 2011 increased by approximately $1.9 million versus the prior-year period primarily as a result of higher product sales.

Operating income increased to $34.7 million in the third quarter of 2011 from $30.4 million in the prior-year period.  This improvement was driven by a higher and more profitable mix of revenue ($7.1 million), partially offset by an increase in selling, general and administrative expenses ($2.8 million), principally due to increased incentive compensation expense, an accrual for a potential customer claim and unfavorable foreign currency translation, partially offset by reduced professional fees.

Based on third-party data, the Company’s U.S. instant ticket customers' retail sales increased 5.6% in the third quarter of 2011 compared to the third quarter of 2010.  This increase reflects a widespread improvement in sales of instant tickets as most U.S. states reported significant year-over-year growth, which the Company believes was driven in part by sales of higher price-point games.

Lottery Systems Group
Lottery Systems Group revenue was $59.6 million in the third quarter of 2011 compared to $52.8 million in the third quarter of 2010.  The 7% increase in service revenue primarily reflected higher international revenue ($2.6 million), which included favorable foreign currency translation ($1.0 million) and increased revenue from the China Sports Lottery ($0.8 million), along with higher U.S. revenue ($0.7 million) reflecting improved terms under certain contracts and growth in instant ticket validation revenue.  The 57% year-over-year increase in sales revenue in the third quarter of 2011 resulted largely from higher sales of software and hardware to international customers ($2.0 million), increased hardware sales in the U.S. ($0.7 million) and favorable foreign currency translation ($0.8 million).

Operating income was $7.3 million in the third quarter of 2011 compared to $5.5 million in the third quarter of 2010. This increase was driven by a higher and more profitable mix of revenue ($3.6 million), partially offset by higher depreciation and amortization ($1.0 million) and selling, general and administrative expenses ($0.9 million).

Based on third-party data, the Company’s U.S. lottery systems customers' retail sales increased 0.5% in the third quarter of 2011 compared to the third quarter of 2010.

China Sports Lottery retail sales increased by 24.1% in the third quarter of 2011 versus the prior-year period, primarily driven by continued expansion of the retailer and validation network, along with the introduction of an instant ticket at a new 30 RMB price point.

Diversified Gaming Group
Diversified Gaming Group revenue was $33.5 million in the third quarter of 2011 compared to $51.3 million in the third quarter of 2010. The decrease was principally due to the sale of the Racing Business. Excluding the results of the Racing Business ($30.2 million) in the third quarter of 2010, Diversified Gaming Group revenue increased by $12.4 million, or 59%, in the third quarter of 2011 versus the prior-year period. This increase reflected higher service revenue due to a 42% year-over-year increase in the Company’s global installed base of server-based gaming terminals (prior to the acquisition of Barcrest), which was primarily driven by additional gaming machine placements in the U.K. and Puerto Rico, revenue from the acquisition of Barcrest ($2.8 million) and favorable foreign currency translation ($1.6 million).

Operating income was $3.2 million in the third quarter of 2011 compared to $0.2 million in the third quarter of 2010.  This increase was primarily due to the absence of a write-down related to the sale of the Racing Business ($2.2 million) in the prior-year period, partially offset by the impact of a less profitable revenue mix ($0.8 million). Excluding the results of the Racing Business in the third quarter of 2010, the Diversified Gaming Group’s operating income increased by $4.9 million in the third quarter of 2011 from the prior-year period, principally reflecting a higher and more profitable mix of revenue ($6.5 million) and the acquisition of Barcrest, partially offset by an increase in selling, general and administrative expenses ($1.4 million) and an increase in employee termination costs and restructuring charges ($0.4 million).

Liquidity and Capital Resources
At September 30, 2011, the Company had cash and cash equivalents of $86.9 million and availability under its revolving credit facility of $188.9 million. During the quarter, the Company acquired Barcrest for approximately $48.4 million in cash.  The Company had total indebtedness of $1,391.8 million as of September 30, 2011, compared to $1,396.7 million as of December 31, 2010.

The Company continued to manage working capital and capital expenditures, and focus on higher returns on invested capital while investing in growth, resulting in free cash flow of $30.8 million in the third quarter of 2011.  Total capital expenditures in the third quarter were $24.2 million.

Conference Call Details
Scientific Games will host a conference call today at 5:00 pm Eastern Daylight Time to review these results and discuss other topics.  To access the call live via a listen-only webcast, please visit www.scientificgames.com and click on the webcast link under the Investor Information section.  To access the call by telephone, please dial (866) 783-2137 (U.S. and Canada) or (857) 350-1596 (International) 15 minutes prior to the start of the call. The conference ID is 71647749. A presentation summarizing the results will also be provided in the Investor Information section on the Company’s website prior to the Company’s conference call. A replay of the webcast and accompanying presentation will be archived in the Investor Information section on the Company’s website.

About Scientific Games
Scientific Games Corporation is a global leader in providing customized, end-to-end gaming solutions to lottery and gaming organizations worldwide. Scientific Games' integrated array of products and services includes instant lottery games, lottery gaming systems, terminals and services, and internet applications, as well as server-based interactive gaming machines and associated gaming control systems. For more information, please visit our website at www.scientificgames.com.

Company Contact:
Cindi Buckwalter, Investor Relations
(212) 754-2233

Forward-Looking Statements
In this press release the Company makes “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements describe future expectations, plans, results or strategies and can often be identified by the use of terminology such as “may,” “will,” “estimate,” “intend,” “continue,” “believe,” “expect,” “anticipate,” “could,” “potential,” “opportunity,” or similar terminology. These statements are based upon management’s current expectations, assumptions and estimates and are not guarantees of future results or performance. Actual results may differ materially from those projected in these statements due to a variety of risks and uncertainties and other factors, including, among other things: competition; material adverse changes in economic and industry conditions; technological change; retention and renewal of existing contracts and entry into new or revised contracts; availability and adequacy of cash flows to satisfy obligations and indebtedness or future needs; protection of intellectual property; security and integrity of software and systems; laws and government regulation, including those relating to gaming licenses, permits and operations; inability to identify, complete and integrate future acquisitions; inability to benefit from, and risks associated with, joint ventures and strategic investments and relationships; failure of the Company’s Northstar joint venture to meet the net income targets or otherwise realize the anticipated benefits under its private management agreement with the Illinois Lottery; seasonality; inability to identify and capitalize on trends and changes in the lottery and gaming industries; inability to enhance and develop successful gaming concepts; dependence on suppliers and manufacturers; liability for product defects; fluctuations in foreign currency exchange rates and other factors associated with foreign operations; influence of certain stockholders; dependence on key personnel; failure to perform on contracts; resolution of pending or future litigation; labor matters; and stock price volatility. Additional information regarding risks and uncertainties and other factors that could cause actual results to differ materially from those contemplated in forward-looking statements is included from time to time in the Company’s filings with the Securities and Exchange Commission, including under the heading “Risk Factors” in our periodic reports. Forward-looking statements speak only as of the date they are made and, except for the Company’s ongoing obligations under the U.S. federal securities laws, the Company undertakes no obligation to publicly update any forward-looking statements whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures
Attributable EBITDA, as used herein, is based on the definition of "consolidated EBITDA" in our credit agreement (summarized below), except that attributable EBITDA as used herein includes our share of the EBITDA of all of our equity investments (whereas "consolidated EBITDA" for purposes of the credit agreement generally includes our share of the EBITDA of our Italian joint venture but only the income of our other equity investments to the extent it has been distributed to us).  Attributable EBITDA is a non-GAAP financial measure that is presented herein as a supplemental disclosure and is reconciled to net income (loss) in a schedule below.

Attributable EBITDA includes adjustments only to the extent contemplated by the definition of “consolidated EBITDA” in our credit agreement (which adjustments are summarized in the paragraph below). Note that the adjustment referred to in clause (9) in the paragraph below was added to the definition of “consolidated EBITDA” as part of the March 11, 2011 amendment to our credit agreement and revised as part of the August 25, 2011 amendment to our credit agreement.

"Consolidated EBITDA" means, for any period, "consolidated net income" as defined in the credit agreement (i.e., generally our consolidated net income (or loss) excluding the income (or deficit) of our equity investments (other than our Italian joint venture) except to the extent that such income has been distributed to us) for such period plus, to the extent deducted in calculating such consolidated net income for such period, the sum of (1) income tax expense, (2) depreciation and amortization expense, (3) interest expense (other than any interest expense of our Italian joint venture in respect of debt for borrowed money of such joint venture if such debt exceeds $25,000,000 in the aggregate), (4) amortization or write-off of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with debt (see line item captioned “Debt-Related Fees and Charges” in the schedules below), (5) amortization of intangibles (including goodwill) and organization costs (see line item captioned “Amortization of Intangibles” in the schedules below), (6) earn-out payments with respect to certain acquisitions that we have made, such as our acquisition of Global Draw, or any other “permitted acquisitions” (generally, acquisitions of companies that are primarily engaged in the same or related line of business and that become subsidiaries of ours, or acquisitions of all or substantially all of the assets of another company or division or business unit of another company), including any loss or expense with respect to such earn-out payments (see line item captioned “Earn-Outs for Permitted Acquisitions” in the schedules below), (7) extraordinary charges or losses determined in accordance with GAAP, (8) non-cash stock-based compensation expenses, (9) any cash compensation expense incurred but not paid in such period so long as no cash payment in respect thereof is made or required to be made prior to the scheduled maturity of the borrowings under the credit agreement (provided that up to $993,000 of non-cash compensation expense accrued prior to August 25, 2011 may be added back notwithstanding that cash payments may be required to be made in respect thereof prior to the scheduled maturity of the borrowings) (see line item captioned “Deferred Contingent Compensation Expense” in the schedules below), (10) up to $3,000,000 of expenses, charges or losses resulting from certain Peru investments (see line item captioned “Peru Investment Expenses, Charges or Losses” in the schedules below), (11) the non-cash portion of any non-recurring write-offs or write-downs as required in accordance with GAAP (see line item captioned “Non-Recurring Write-Offs under GAAP” in the schedules below), (12) advisory fees and related expenses paid to advisory firms in connection with “permitted acquisitions” (see line item captioned “Acquisition Advisory Fees” in the schedules below), (13) certain specified "permitted add-backs" (i.e., (A) up to $15,000,000 (less the amount of certain permitted pro forma adjustments to consolidated EBITDA in connection with material acquisitions) of charges incurred during any 12-month period in connection with (i) reductions in workforce, (ii) contract losses, discontinued operations, shutdown expenses and cost reduction initiatives, (iii) transaction expenses incurred in connection with potential acquisitions and divestitures, whether or not consummated, and (iv) restructuring charges and transaction expenses incurred in connection with certain transactions with Playtech Limited or its affiliates, and (B) reasonable and customary costs incurred in connection with amendments to the credit agreement) (see line item captioned “Specified Permitted Add-Backs” in the schedules below) (provided that the foregoing items (1) through (13) do not include write-offs or write-downs of accounts receivable or inventory and, except with respect to “permitted add-backs”, any write-off or write-down to the extent it is in respect of cash payments to be made in a future period), (14) to the extent treated as an expense in the period paid or incurred, certain payments, costs and obligations made or incurred by us in connection with any award of a concession to operate the instant ticket lottery in Italy, including any up-front fee required under the applicable tender process (see line item captioned “Italian Concession Obligations” in the schedules below), (15) restructuring charges, transaction expenses and shutdown expenses incurred in connection with the disposition of all or part of our racing and venue management businesses, together with any charges incurred in connection with discontinued operations and cost-reduction initiatives associated with such disposition, in an aggregate amount (for all periods combined) not to exceed $7,325,000 (see line item captioned “Racing Disposition Charges and Expenses” in the schedules below) and (16) up to 5,250,000 pounds Sterling during any four-quarter period of expenses or charges incurred in connection with the payment of license royalties or other fees to Playtech Limited or its affiliates and for software services provided to Global Draw or Games Media by Playtech Limited or its affiliates (see line item captioned “Playtech Royalties and Fees” in the schedules below), minus, to the extent included in the statement of such consolidated net income for such period, the sum of (1) interest income, (2) extraordinary income or gains determined in accordance with GAAP and (3) income or gains with respect to earn-out payments with respect to acquisitions referred to above (see line item captioned “Income on Earn-Outs for Permitted Acquisitions” in the schedules below), provided that the aggregate amount of “consolidated EBITDA” that is attributable to the Company’s interest in its Italian joint venture that would not have otherwise been permitted to be included in Consolidated EBITDA prior to giving effect to the March 11, 2011 amendment to the credit agreement will be capped at $25,000,000 in any period of four consecutive fiscal quarters (or $30,000,000 in the case of any such period ending on or prior to June 30, 2012).  “Consolidated EBITDA” is also subject to certain adjustments in connection with material acquisitions and dispositions as provided in the credit agreement.  The foregoing definitions of “consolidated net income” and “consolidated EBITDA” are qualified in their entirety by the full text of such definitions in our credit agreement which was amended and restated on August 25, 2011, a copy of which is attached as Exhibit 10.1 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on August 31, 2011.

Free cash flow, as included herein, represents net cash provided by operating activities less total capital expenditures (which includes lottery and gaming systems expenditures and other intangible assets and software expenditures).  Free cash flow is a non-GAAP financial measure that is presented herein as a supplemental disclosure and is reconciled to net cash provided by operating activities in a schedule below.

EBITDA from equity investments, as included herein, represents our share of EBITDA from equity investments, which is defined as equity in earnings from our equity investments (whether or not any such earnings have been distributed to us) plus income tax expense, depreciation and amortization expense and interest (income) expense, net of other.  EBITDA from equity investments is a non-GAAP financial measure that is presented herein as a supplemental disclosure and is reconciled to earnings from equity investments in a schedule below.

Revenue excluding the Racing Business refers to our consolidated or segment (as the case may be) revenue excluding the revenue of the Racing Business, which was sold on October 5, 2010.  Operating income excluding the Racing Business refers to our consolidated or segment (as the case may be) operating income excluding the operating income (or loss) of the Racing Business.  These measures are non-GAAP measures that are presented herein as supplemental disclosures and are reconciled to revenue or operating income (as the case may be) including the results from the Racing Business in a schedule below.

The Company’s management uses the foregoing non-GAAP financial measures in conjunction with GAAP financial measures to: monitor and evaluate the performance of the Company’s business operations, as well as the performance of its equity investments, which have become a more significant part of the Company’s business; facilitate management’s internal comparisons of the Company’s historical operating performance of its business operations; facilitate management’s external comparisons of the results of its overall business to the historical operating performance of other companies that may have different capital structures and debt levels; review and assess the operating performance of the Company’s management team; analyze and evaluate financial and strategic planning decisions regarding future operating investments; and plan for and prepare future annual operating budgets and determine appropriate levels of operating investments.  Accordingly, the Company’s management believes that these non-GAAP financial measures are useful to investors to provide them with disclosures of the Company’s operating results on the same basis as that used by the Company’s management.

In addition, the Company’s management believes that attributable EBITDA is helpful in assessing the overall operating performance of the Company and its equity investments and highlighting trends in the Company’s and its equity investments’ core businesses that may not otherwise be apparent when relying solely on GAAP financial measures, because this non-GAAP financial measure eliminates from the Company’s and its equity investments’ earnings financial items that management believes have less bearing on the Company’s and its equity investments’ performance, such as income tax expense, depreciation and amortization expense and interest (income) expense.  Moreover, management believes attributable EBITDA is useful to investors because a significant and increasing amount of the Company’s business is from its equity investments.  Management further believes that attributable EBITDA and free cash flow provide useful information regarding the Company’s liquidity and its ability to service debt and fund investments.  Management believes that EBITDA from equity investments is helpful in monitoring the financial performance of the Company’s equity investments and eliminates from the equity investments’ earnings financial items that management believes have less bearing on the equity investments’ performance.  Management believes that providing operating results for prior periods that exclude the operating results of the Racing Business, which was sold on October 5, 2010, facilitates a more complete understanding of factors affecting the Company’s operating results and greater comparability of these results across periods.

The Company’s management also believes attributable EBITDA is useful to investors because the definition is derived from the definition of “consolidated EBITDA” in our credit agreement, which is used to calculate the Company’s compliance with the financial covenants contained in the credit agreement.  Moreover, attributable EBITDA and free cash flow (calculated by subtracting total capital expenditures (which includes lottery and gaming systems expenditures and other intangible assets and software expenditures) from attributable EBITDA) are metrics used in determining performance-based bonuses for 2011 (subject to certain additional adjustments in the discretion of the Compensation Committee (e.g., to take into account acquisitions, divestitures, sign-on or guaranteed bonuses approved by the Compensation Committee and accounting changes during the year)).

Accordingly, the Company’s management believes that the presentation of the non-GAAP financial measures, when used in conjunction with GAAP financial measures, provides both management and investors with financial information that can be useful in assessing the Company’s financial condition and operating performance.

The non-GAAP financial measures used herein should not be considered in isolation of, as a substitute for, or superior to, the financial information prepared in accordance with GAAP.  The non-GAAP financial measures as defined in this press release may differ from similarly titled measures presented by other companies. The non-GAAP financial measures, as well as other information in this press release, should be read in conjunction with the Company’s financial statements filed with the Securities and Exchange Commission.

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
Revenue:
Instant tickets	$126,693	$115,968	$370,972	$343,506
Services	81,429	92,813	237,272	287,527
Sales	14,617	12,280	31,399	39,400
Total revenue	222,739	221,061	639,643	670,433

Operating expenses:
Cost of instant tickets (1)	71,785	67,138	211,151	199,282
Cost of services (1)	42,562	57,723	122,944	167,336
Cost of sales (1)	10,332	7,977	21,383	27,843
Selling, general and administrative expenses	47,660	36,435	130,640	115,543
Write-down of assets held for sale	-	2,155	-	8,029
Employee termination and restructuring costs	1,030	602	1,030	602
Depreciation and amortization	27,994	27,284	87,902	82,017
Operating income	21,376	21,747	64,593	69,781
Other (income) expense:
Interest expense	26,297	24,617	79,161	74,176
Earnings from equity investments	(8,895)	(13,031)	(27,469)	(42,474)
Early extinguishment of debt	4,185	2,236	4,185	2,236
Other (income) expense, net	1,711	(3,011)	(159)	9,555
	23,298	10,811	55,718	43,493
Income (loss) before income tax expense	(1,922)	10,936	8,875	26,288
Income tax expense	2,202	2,232	12,912	17,040
Net income (loss)	$(4,124)	$8,704	$(4,037)	$9,248

Net income (loss) per share:
Basic net income (loss)	$(0.04)	$0.09	$(0.04)	$0.10
Diluted net income (loss)	$(0.04)	$0.09	$(0.04)	$0.10
Weighted average number of shares:
Basic shares	92,125	91,844	92,027	93,122
Diluted shares	92,125	92,240	92,027	93,648

(1) Exclusive of depreciation and amortization.

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES
SELECTED CONSOLIDATED BALANCE SHEET DATA

September 30, 2011 and December 31, 2010
(Unaudited, in thousands)

	September 30,	December 31,
	2011	2010
Assets:
Cash and cash equivalents	$86,879	$124,281
Other current assets	321,406	289,384
Property and equipment, net	438,299	450,581
Long-term assets	1,349,757	1,287,292
Total assets	$2,196,341	$2,151,538

Liabilities and Stockholders' Equity:
Current portion of long-term debt	$9,391	$8,431
Other current liabilities	224,881	187,567
Long-term debt, excluding current portion	1,382,393	1,388,259
Other long-term liabilities	118,899	114,623
Stockholders' equity	460,777	452,658
Total liabilities and stockholders' equity	$2,196,341	$2,151,538

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES
CONSOLIDATED SEGMENT OPERATING DATA

Three Months Ended September 30, 2011 and 2010
(Unaudited, in thousands)

	Three Months Ended September 30, 2011
	Printed	Lottery	Diversified	Unallocated
	Products	Systems	Gaming	Corporate
	Group	Group	Group	Expense	Totals

Instant tickets	$126,693	$-	$-	$-	$126,693
Service revenue	-	49,944	31,485	-	81,429
Sales revenue	2,953	9,640	2,024	-	14,617
Total revenue	129,646	59,584	33,509	-	222,739
Cost of instant tickets (1)	71,785	-	-	-	71,785
Cost of services (1)	-	26,899	15,663	-	42,562
Cost of sales (1)	1,906	6,813	1,613	-	10,332
Selling, general and administrative expenses	12,173	6,104	3,885	19,907	42,069
Stock-based compensation	856	522	353	3,860	5,591
Employee termination and restructuring costs	-	-	1,030	-	1,030
Depreciation and amortization	8,177	11,939	7,744	134	27,994
Operating income (loss)	$34,749	$7,307	$3,221	$(23,901)	$21,376

	Three Months Ended September 30, 2010
	Printed	Lottery	Diversified	Unallocated
	Products	Systems	Gaming	Corporate
	Group	Group	Group	Expense	Totals

Instant tickets	$115,968	$-	$-	$-	$115,968
Service revenue	-	46,630	46,183	-	92,813
Sales revenue	1,024	6,141	5,115	-	12,280
Total revenue	116,992	52,771	51,298	-	221,061
Cost of instant tickets (1)	67,138	-	-	-	67,138
Cost of services (1)	-	26,450	31,273	-	57,723
Cost of sales (1)	954	4,063	2,960	-	7,977
Selling, general and administrative expenses (2)	9,399	5,377	5,598	11,211	31,585
Stock-based compensation (2)	870	395	519	3,066	4,850
Write-down of assets held for sale	-	-	2,155	-	2,155
Employee termination and restructuring costs	-	-	602	-	602
Depreciation and amortization	8,184	10,969	8,005	126	27,284
Operating income (loss) (2)	$30,447	$5,517	$186	$(14,403)	$21,747

(1)	Exclusive of depreciation and amortization.
(2)
In connection with the realignment of its management structure in January 2011, the Company determined to no longer allocate certain overhead expenses to its reportable segments, effective as of January 1, 2011.  The segment information for the three months ended September 30, 2010 has been adjusted to reflect this change in segment reporting.

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES
CONSOLIDATED SEGMENT OPERATING DATA

Nine Months Ended September 30, 2011 and 2010
(Unaudited, in thousands)

	Nine Months Ended September 30, 2011
	Printed	Lottery	Diversified	Unallocated
	Products	Systems	Gaming	Corporate
	Group	Group	Group	Expense	Totals

Instant tickets	$370,972	$-	$-	$-	$370,972
Service revenue	-	150,356	86,916	-	237,272
Sales revenue	6,810	22,447	2,142	-	31,399
Total revenue	377,782	172,803	89,058	-	639,643
Cost of instant tickets (1)	211,151	-	-	-	211,151
Cost of services (1)	-	79,087	43,857	-	122,944
Cost of sales (1)	4,150	15,585	1,648	-	21,383
Selling, general and administrative expenses	33,950	15,047	9,620	56,730	115,347
Stock-based compensation	2,571	1,375	1,180	10,167	15,293
Employee termination and restructuring costs	-	-	1,030	-	1,030
Depreciation and amortization	24,745	35,185	27,581	391	87,902
Operating income (loss)	$101,215	$26,524	$4,142	$(67,288)	$64,593

	Nine Months Ended September 30, 2010
	Printed	Lottery	Diversified	Unallocated
	Products	Systems	Gaming	Corporate
	Group	Group	Group	Expense	Totals

Instant tickets	$343,506	$-	$-	$-	$343,506
Service revenue	-	148,334	139,193	-	287,527
Sales revenue	6,625	24,518	8,257	-	39,400
Total revenue	350,131	172,852	147,450	-	670,433
Cost of instant tickets (1)	199,282	-	-	-	199,282
Cost of services (1)	-	78,760	88,576	-	167,336
Cost of sales (1)	4,931	17,708	5,204	-	27,843
Selling, general and administrative expenses	29,890	16,972	15,984	35,314	98,160
Stock-based compensation	2,349	1,039	1,687	12,308	17,383
Write-down of assets held for sale	-	-	8,029	-	8,029
Employee termination and restructuring costs	-	-	602	-	602
Depreciation and amortization	25,150	32,622	23,872	373	82,017
Operating income (loss) (2)	$88,529	$25,751	$3,496	$(47,995)	$69,781

(1)	Exclusive of depreciation and amortization.
(2)
In connection with the realignment of its management structure in January 2011, the Company determined to no longer allocate certain overhead expenses to its reportable segments, effective as of January 1, 2011.  The segment information for the nine months ended September 30, 2010 has been adjusted to reflect this change in segment reporting.

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES
RECONCILIATION OF NET INCOME TO ATTRIBUTABLE EBITDA
RECONCILIATION OF EARNINGS FROM EQUITY INVESTMENTS TO EBITDA FROM EQUITY INVESTMENTS
(Unaudited, in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010

Net income (loss)	$(4,124)	$8,704	$(4,037)	$9,248
Add: Income tax expense	2,202	2,232	12,912	17,040
Add: Depreciation and amortization expense	27,994	27,284	87,902	82,017
Add: Interest expense	26,297	24,617	79,161	74,176
Add: Early extinguishment of debt	4,185	2,236	4,185	2,236
Add: Other expense (income), net	1,711	(3,011)	(159)	9,555
EBITDA	$58,265	$62,062	$179,964	$194,272

Credit Agreement adjustments:
Add: Debt-Related Fees and Charges (1)	$4,185	$2,236	$4,306	$2,236
Add: Amortization of Intangibles	-	-	-	-
Add: Earn-outs for Permitted Acquisitions	-	-	105	-
Add: Extraordinary Charges or Losses under GAAP	-	-	-	-
Add: Non-Cash Stock-Based Compensation Expenses	5,591	4,850	15,293	17,383
Add: Deferred Contingent Compensation Expense	-	-	993	-
Add: Non-Recurring Write-Offs under GAAP	324	669	324	5,165
Add: Acquisition Advisory Fees	1,587	234	1,587	234
Add: Specified Permitted Add-Backs (2)	3,305	602	6,097	602
Add: Italian Concession Obligations	-	257	-	17,604
Add: Racing Disposition Charges and Expenses	18	1,486	96	2,864
Add: Playtech Royalties and Fees	494	-	1,653	-
Less: Interest Income	(69)	(123)	(274)	(421)
Less: Extraordinary Income or Gains under GAAP	-	-	-	-
Less: Income on Earn-Outs for Permitted Acquisitions	-	-	-	-

Adjustments to conform to Credit Agreement definition:
Add/Less: Other expense (income), net (3)	(1,711)	3,011	159	(9,555)
Add/Less: Early extinguishment of debt	(4,185)	(2,236)	(4,185)	(2,236)
Less: Earnings from equity investments	(8,895)	(13,031)	(27,469)	(42,474)
Add: EBITDA from equity investments	22,751	15,007	68,525	51,563
Attributable EBITDA	$81,660	$75,024	$247,174	$237,237

EBITDA from equity investments (4):
Earnings from equity investments	$8,895	$13,031	$27,469	$42,474
Add: Income tax expense	3,641	482	9,912	1,599
Add: Depreciation and amortization expense	9,259	1,604	27,494	5,052
Add: Interest expense, net of other	956	(110)	3,650	2,438
EBITDA from equity investments	$22,751	$15,007	$68,525	$51,563

(1) Amount reflects write-off of unamortized deferred financing costs in connection with early extinguishment of debt.
(2) Amount includes management transition expenses, transaction expenses and restructuring expenses.
(3) Amounts include foreign exchange transactions, interest income, minority interest and other items.
(4) EBITDA from equity investments includes results from the Company's participation in Consorzio Lotterie Nazionali (through  September 30, 2010), Lotterie Nazionali S.r.l. (beginning October 1, 2010), Roberts Communications Network, LLC, CSG Lottery Technology (Beijing) Co. Ltd., Shandong Inspur Scientific Games Technology, Ltd. (through December 31, 2010), Sportech Plc (beginning October 5, 2010), Sciplay (beginning January 21, 2010), Guard Libang and Northstar Lottery Group, LLC (beginning March 1, 2011).

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES
CALCULATION OF FREE CASH FLOW
(Unaudited, in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010

Net cash provided by operating activities	$55,044	$40,105	$152,627	$143,241

Less: Capital expenditures	(2,250)	(3,544)	(5,863)	(6,873)
Less: Lottery and gaming systems expenditures	(11,781)	(13,755)	(33,972)	(45,257)
Less: Other intangible assets and software expenditures	(10,164)	(8,326)	(28,536)	(26,335)
Total Capital Expenditures	$(24,195)	$(25,625)	$(68,371)	$(78,465)

Free cash flow	$30,849	$14,480	$84,256	$64,776

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES
KEY PERFORMANCE INDICATORS
(Unaudited, in thousands, except terminals and ASP)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010

Italy - Gratta e Vinci:
Retail Sales (Euros)	2,393,000	2,159,000	7,764,000	6,993,000

China - China Sports Lottery:
Retail Sales (RMB)	4,730,000	3,813,000	14,697,000	11,892,000
Tickets Sold	651,000	553,000	2,097,000	1,659,000
ASP (RMB)	7.27	6.90	7.01	7.17

	As of September 30,
	2011	2010
Terminal installed base at end of period:
Global Draw	26,632	18,490
Games Media	3,641	2,842
Barcrest	5,267	N/A

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES ("SGC")
RECONCILIATION OF COMPANY OPERATING RESULTS TO
RESULTS EXCLUDING THE RACING BUSINESS

(Unaudited, in thousands)

	Three Months Ended September 30, 2010
		Less:	SGC
	SGC	Racing	Excluding
	Total	Business	Racing

Instant tickets	$115,968	$-	$115,968
Service revenue	92,813	25,200	67,613
Sales revenue	12,280	4,999	7,281
Total revenue	221,061	30,199	190,862
Cost of instant tickets (1)	67,138	-	67,138
Cost of services (1)	57,723	20,042	37,681
Cost of sales (1)	7,977	2,857	5,120
Selling, general and administrative expenses	31,585	3,062	28,523
Stock-based compensation	4,850	206	4,644
Write-down of assets held for sale	2,155	2,155	-
Employee terminations costs	602	-	602
Depreciation and amortization	27,284	13	27,271
Operating income	$21,747	$1,864	$19,883

	Nine Months Ended September 30, 2010
		Less:	SGC
	SGC	Racing	Excluding
	Total	Business	Racing

Instant tickets	$343,506	$-	$343,506
Service revenue	287,527	74,957	212,570
Sales revenue	39,400	7,719	31,681
Total revenue	670,433	82,676	587,757
Cost of instant tickets (1)	199,282	-	199,282
Cost of services (1)	167,336	57,174	110,162
Cost of sales (1)	27,843	4,735	23,108
Selling, general and administrative expenses	98,160	8,913	89,247
Stock-based compensation	17,383	610	16,773
Write-down of assets held for sale	8,029	8,029	-
Employee terminations costs	602	-	602
Depreciation and amortization	82,017	41	81,976
Operating income	$69,781	$3,174	$66,607

(1) Exclusive of depreciation and amortization.

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES
RECONCILIATION OF DIVERSIFIED GAMING GROUP OPERATING
RESULTS TO RESULTS EXCLUDING THE RACING BUSINESS

(Unaudited, in thousands)

	Three Months Ended September 30, 2010
	Diversified	Less:	DGG
	Gaming	Racing	Excluding
	Group (DGG)	Business	Racing

Instant tickets	$-	$-	$-
Service revenue	46,183	25,200	20,983
Sales revenue	5,115	4,999	116
Total revenue	51,298	30,199	21,099
Cost of instant tickets (1)	-	-	-
Cost of services (1)	31,273	20,042	11,231
Cost of sales (1)	2,960	2,857	103
Selling, general and administrative expenses	5,598	3,062	2,536
Stock-based compensation	519	206	313
Write-down of assets held for sale	2,155	2,155	-
Employee termination and restructuring costs	602	-	602
Depreciation and amortization	8,005	13	7,992
Operating income (loss)	$186	$1,864	$(1,678)

	Nine Months Ended September 30, 2010
	Diversified	Less:	DGG
	Gaming	Racing	Excluding
	Group (DGG)	Business	Racing

Instant tickets	$-	$-	$-
Service revenue	139,193	74,957	64,236
Sales revenue	8,257	7,719	538
Total revenue	147,450	82,676	64,774
Cost of instant tickets (1)	-	-	-
Cost of services (1)	88,576	57,174	31,402
Cost of sales (1)	5,204	4,735	469
Selling, general and administrative expenses	15,984	8,913	7,071
Stock-based compensation	1,687	610	1,077
Write-down of assets held for sale	8,029	8,029	-
Employee termination and restructuring costs	602	-	602
Depreciation and amortization	23,872	41	23,831
Operating income	$3,496	$3,174	$322

(1) Exclusive of depreciation and amortization.